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                                                                    EXHIBIT 99.1

[ENSTAR LOGO]                                                      Press Release
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Date:         February 17, 2006                  Contact:   Amy M. Dunaway
For Release:  Immediately                        Telephone: (334) 834-5483
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                        THE ENSTAR GROUP, INC. ANNOUNCES
                       PARTICIPATION IN J.C. FLOWERS II LP

         Montgomery, Alabama -- February 17, 2006 -- The Enstar Group, Inc. ("Enstar") (Nasdaq:ESGR) today announced that it approved a commitment of up to $25 million in J.C. Flowers II LP (the "Fund"), a private investment fund to be formed by J.C. Flowers & Co. LLC. The transaction is expected to close in the second quarter. Enstar intends to use cash on hand to fund its commitment.

         J.C. Flowers & Co. LLC is controlled by J. Christopher Flowers, an Enstar director and Enstar's largest shareholder. No fees will be payable by Enstar to J.C. Flowers II LP, J.C. Flowers & Co. LLC, or J. Christopher Flowers in connection with Enstar's investment in the Fund. John J. Oros, Enstar's President and Chief Operating Officer, will become a Managing Director of J.C. Flowers & Co. LLC, which will manage the Fund. It is anticipated that Mr. Oros will split his time between the Fund and Enstar.

                                      * * *

         This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about the intent, belief or current expectations of Enstar and its management team regarding its participation in J.C. Flowers II LP, the use of cash on hand to fund the commitment, and the transaction's expected closing date. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements contained in this press release include whether J. C. Flowers & Co. LLC will be successful in forming the Fund and whether Enstar will be able to invest in the Fund, as well as the other factors set forth in the Safe Harbor Compliance Statement for Forward-Looking Statements included as Exhibit 99.1 to Enstar's Form 10-K for the year ended December 31, 2004, and are hereby incorporated herein by reference. Neither this document nor the information contained herein constitutes an offer to sell or the solicitation of an offer to buy any securities.

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